Exhibit 99.1

NEWS RELEASE

Friday, March 25, 2005

FOR IMMEDIATE RELEASE

PETRO STOPPING CENTERS ANNOUNCES 2004 RESULTS CONFERENCE CALL

EL PASO, Texas, March 25 — Petro Stopping Centers, L.P. today announced plans to hold a conference call on Tuesday, March 29, 2005 at 11:00 a.m. eastern time to discuss fourth quarter and full year 2004 earnings. The call will be hosted by Jim Cardwell, President, and Edward Escudero, Chief Financial Officer and Treasurer. The phone number to access the conference call is (800) 553-0351.

ABOUT PETRO

Petro Stopping Centers, L.P. is a leading travel plaza operator, with a nationwide network of 61 locations, 22 of which are franchised. The Company provides high quality multi-service facilities, with most sites featuring separate diesel and gasoline fueling facilities, Iron Skillet® restaurants, travel & convenience stores, and Petro:Lube® truck maintenance and repair centers.

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FOR ADDITIONAL INFORMATION

Mr. Edward Escudero

Chief Financial Officer and Treasurer

(915) 779-4711

www.petrotruckstops.com